UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2008

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

a. Resignation of David Thomas

Effective September 26, 2008, David Thomas has resigned his position as a director of MagnaChip Semiconductor LLC (the “Company”). Mr. Thomas served on the Company’s Compensation Committee and Nominating and Governance Committee.

b. Resignation of Phokion Potamianos

Effective September 26, 2008, Phokion Potamianos has resigned his position as a director of the Company. Mr. Potamianos served on the Company’s Audit Committee and Nominating and Governance Committee.

c. Election of Richard Mayberry

Effective September 26, 2008, Richard Mayberry was elected to the Board of Directors of the Company to serve at the discretion of the unitholders of the Company until his successor is duly elected and qualified. Mr. Mayberry serves on the Company’s Board of Directors as a designee of Citigroup Venture Capital Equity Partners, L.P., and he has been named to the Company’s Compensation Committee and Nominating and Governance Committee.

d. Election of Andrew Kowal

Effective September 26, 2008, Andrew Kowal was elected to the Board of Directors of the Company to serve at the discretion of the unitholders of the Company until his successor is duly elected and qualified. Mr. Kowal serves on the Company’s Board of Directors as a designee of Francisco Partners, L.P., and he has been named to the Company’s Audit Committee and Nominating and Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: September 26, 2008	By:	/s/ Robert Krakauer
Robert Krakauer President and Chief Financial Officer